Exhibit 5.1

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078-2704

www.dlapiper.com

T 973.520.2550

F 973.520.2571

Partner Responsible for Short Hills Office:

Andrew P. Gilbert

December 16, 2020

Liquidia Corporation

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re:	Liquidia Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Liquidia Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 under the Act.  The Registration Statement relates to the proposed offering and sale of (A) an indeterminate number of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company, (iii) debt securities (the “Debt Securities”), (iv) warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), and (v) units representing an interest in two or more Debt Securities, shares of Common Stock, shares of Preferred Stock, or Warrants which may or may not be separable from one another (the “Units”), and (B) an aggregate of 16,039,533 shares (the “Resale Shares”) of Common Stock of the Company. Collectively, the Common Stock, Preferred Stock, Debt Securities, Warrants and Units are referred to herein as the “Securities”. All of the Resale Shares are being registered for resale on behalf of certain stockholders of the Company (the “Selling Stockholders”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, the Bylaws of the Company, and the minutes of meetings of the stockholders and the Board of Directors of the Company, as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Our opinion below, insofar as it relates to the Resale Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Resale Shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Resale Shares by the Selling Stockholders, to register and qualify the Resale Shares for sale under all applicable state securities or “blue sky” laws.

Based upon the foregoing, we are of the opinion that (i) the Securities have been duly authorized by the Company and when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable, and (ii) the Resale Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable. It is understood that the opinion in subsection (ii) is to be used only in connection with the offer and sale of the Resale Shares while the Registration Statement is in effect.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the base prospectus and resale prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)